UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 1, 2007

RENEGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33712	20-8987239

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
301 West Warner Road, Suite 132
Tempe, AZ 85284
(Address of principal executive offices, including zip code)
(480) 556-5555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 3.02. Unregistered Sales of Equity Securities
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 4.1
Exhibit 4.2
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On October 1, 2007, pursuant to the Contribution and Merger Agreement (the “Contribution and Merger Agreement”) dated as of May 8, 2007, as amended, by and among (i) Catalytica Energy Systems, Inc. (“Catalytica”), (ii) Renegy Holdings, Inc. (“Renegy” or the “Company”), (iii) Snowflake Acquisition Corporation (“Merger Sub”), (iv) Renegy, LLC (“Renegy LLC”), (v) Renegy Trucking, LLC (“Trucking”), (vi) Snowflake White Mountain Power, LLC (“SWMP,” and together with Renegy LLC and Trucking, the “Snowflake Entities”), (vii) Robert M. Worsley (“R. Worsley”), (viii) Christi M. Worsley (“C. Worsley”), and (ix) the Robert M. Worsley and Christi M. Worsley Revocable Trust (the “Worsley Trust,” and together with R. Worsley and C. Worsley, “Worsley”), Merger Sub was merged with and into Catalytica (the “Merger”), and the interests of the Snowflake Entities were contributed to Renegy (the “Contribution,” and together with the Merger, the “Transaction”). In connection with the Transaction and pursuant to the Contribution and Merger Agreement, Renegy entered into the following agreements:
Registration Rights Agreement
     The Registration Rights Agreement was entered into on October 1, 2007 by and between the Company and the Worsley Trust. The Registration Rights Agreement provides that the Company will agree to prepare and file a registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended, covering the resale from time to time of all of the shares of Renegy common stock issued to the Worsley Trust in connection with the Transaction, as well as all shares of common stock issuable upon exercise of warrants issued to the Worsley Trust in connection with the Transaction. Renegy must prepare and file such registration statement upon the request of the Worsley Trust (or the then holder of a majority of the registrable securities subject to the Registration Rights Agreement), which request may be made any time from and after 270 days after the closing of the Transaction, provided that Renegy may delay any requested registration for up to 60 consecutive days in any calendar year (or 120 days in the aggregate in any calendar year) if and for so long as certain conditions exist. Additionally, Renegy will not be obligated to effectuate more than one registration in any twelve month period, and there are certain proscriptions with respect to when a request for registration may be made. Upon the effectiveness of the resale registration statement, the registered shares of Renegy common stock will be tradable by the Worsley Trust. Renegy will be responsible for all fees and expenses in connection with the preparation and filing of a registration statement under the Registration Rights Agreement.
     The Registration Rights Agreement contains customary indemnification and contribution provisions, and each party agrees to indemnify the other party (and any of its officers, directors, controlling persons and certain other persons) against losses arising out of such party’s untrue statement or alleged untrue statement of a material fact in a registration or prospectus or amendment or supplement thereto, or omission or alleged omission by such party to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
     The Special Committee (as defined in the Contribution and Merger Agreement) of the Board of Directors of Renegy will have the exclusive authority to administer, interpret and enforce the Registration Rights Agreement on behalf of Renegy, and to make determinations to be made by Renegy’s board of directors, including with respect to determining whether certain conditions for delaying any registrations under the Registration Rights Agreement exist.

     The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference in its entirety.
Warrants
     In connection with the closing of the Transaction, Renegy issued 2,473,023 common stock purchase warrants to the Worsley Trust on October 1, 2007. Each warrant entitles the Worsley Trust the right to purchase one share of common stock of Renegy. The exercise price of the warrants is $16.38 per share (as may be adjusted pursuant to standard adjustment provisions for stock splits, distributions, reorganizations, mergers and consolidations and the like). The warrants are transferable by the Worsley Trust or any subsequent permitted transferee only to the warrant holder’s spouse, the ancestors or descendants of the warrant holder or his spouse, or any ancestor or descendant of any such ancestors or descendants, or any trust for the benefit of any of the foregoing persons. The warrants will vest and become exercisable according to the following schedule of milestones:
•	If the SWMP biomass power plant has achieved commercial operation by no later than July 1, 2008 in accordance with the Snowflake Entities’ agreements relating to the financing, development, construction, supply and operation of the plant and the Snowflake Entities have not defaulted under or breached any such agreement, and there are no events or circumstances existing that could reasonably be expected to constitute, or result in, an event of default or other material breach or default under such agreements, then 824,341 warrants will vest.

•	If one or more renewable energy generation plants, other than the SWMP biomass power plant, based on “Eligible Renewable Energy Resources” (as defined in Rule R14-2-1801 of the Arizona Renewable Energy Standard and Tariff Rules adopted by the Arizona Corporation Commission) that are owned by Renegy and generating in the aggregate in excess of 10 megawatts in capacity have (i) commenced and maintained commercial operations for 90 continuous days at the load and output requirements required by the power purchase agreement(s) and financing documents related to such plants, and (ii) during such 90 day period, such commercial operation occurs in accordance with, and there are no material defaults, breaches or violations, or events or circumstances that could reasonably be expected to result in or constitute, a material default, breach or violation under, such power purchase agreement(s) or financing documents, then 824,341 warrants will vest.

•	Upon the earlier to occur of either one of the following two alternatives, then 824,341 warrants will vest:
o	an additional renewable energy power generation plant or plants (other than the SWMP biomass plant and the plants discussed in the immediately prior bullet point), based on Eligible Renewable Energy Resources (as defined above), that are owned by Renegy and generating in the aggregate in excess of 10 megawatts in capacity have commenced and maintained commercial operations for 90 continuous days at the load and output requirements required by the power purchase agreement(s) and financing documents related to such plants, and during such 90 day period, such commercial operation occurs in accordance with, and there are no material defaults, breaches or violations, or events or circumstances that could reasonably be expected to result in or constitute, a material default, breach or violation under, such power purchase agreement(s) or financing documents; or

o	construction has commenced on not less than two additional renewable energy power generation plants (other than the SWMP biomass plant and the plants discussed in the immediately prior bullet point), based on Eligible Renewable Energy Resources (as defined above) designed to generate in the aggregate in excess of 20 megawatts in capacity, for which power purchase agreements have been duly executed and delivered by Renegy or any of its subsidiaries, and construction financing has been obtained sufficient to allow completion and attainment of commercial operation of such plants.
     Any requirement in the second and third bullet points above related to ownership by Renegy of power generation plants (other than the plant discussed in the second bullet point above) will also be deemed to be satisfied by (i) one or more cogeneration steam plants owned by Renegy and capable of generating in the aggregate in excess of 10 megawatts of electricity if devoted exclusively to that purpose; or (ii) one or more biofuel production facilities owned by Renegy and capable of producing biofuel that would support the commercial operation of one or more power generation plants generating in the aggregate in excess of 10 megawatts of electricity if such fuels were devoted exclusively to that purpose, provided, that for purposes of determining the number of megawatts of electricity generated by such biofuel production facility, a turbine efficiency rating of 30% will be assumed.
     The warrants will be exercisable beginning on the dates that the above described milestones are achieved and, with respect to each portion of the warrants that vest as described above, will expire upon the date that is the later of the four year anniversary of the date of issuance of the warrants and the two year anniversary of the date on which the above described milestone applicable to such portion of the warrants are achieved; provided, that in no event will the warrants expire later than the six-year anniversary of the date of issuance of the warrants.
     The holder of a warrant may pay the exercise price in cash. In lieu of exercising the warrants for cash, if at any time more than 240 days from the date of issuance of the warrants the holder is not able to sell the shares underlying the warrants pursuant to an effective registration statement filed by Renegy under the registration rights agreement described above, such warrants may be exercised by net cashless exercise.
     The Special Committee of Renegy’s Board of Directors will have exclusive authority to administer, interpret and enforce the warrants on behalf of Renegy, including but not limited to determining whether any of the milestones described above has been achieved.
     The foregoing summary of the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrants, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference in its entirety.
Assumption Agreement
     The Assumption Agreement was entered into on October 1, 2007 by and among the Company, Catalytica, Merger Sub, the Snowflake Entities and Worsley. The Assumption Agreement provides that Renegy accepts the assignment of rights and assumes and agrees to perform and fulfill the obligations of Renegy after the effective time of the Merger that are set forth in the Contribution and Merger Agreement, including Renegy’s obligation to indemnify Worsley for certain matters set forth in the Contribution and Merger Agreement. Under the Assumption Agreement, Renegy also agrees to assume all of the rights and executory obligations of Catalytica under the employment agreement between Catalytica and Robert Zack, Catalytica’s President, Chief Executive Officer and Chief Financial Officer prior to the closing of the Transaction.

     The foregoing summary of the Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the Assumption Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.
Overrun Guaranty
     The Overrun Guaranty was entered into on October 1, 2007 by and among the Company, R. Worsley and C. Worsley. Pursuant to the Overrun Guaranty, R. Worsley and C. Worsley guarantee to Renegy that if the project costs that are necessary to achieve commercial operation of the SWMP plant in accordance with the project cost budget set forth in the Snowflake Entities’ financing agreements with CoBank, ACB, their lender, exceed $69,310,572, R. Worsley and C. Worsley will pay the excess amount to Renegy in sufficient time for Renegy to be able to pay the applicable project costs. For purposes of the Overrun Guaranty, project costs means all costs associated with the development, design, engineering, construction, testing, installation, equipping, assembly, inspection, completion and start-up of the SWMP biomass power plant prior to the date of commercial operation of the plant, including any and all operating and other costs (including, without limitation, the cost of, or cost to procure, fuel testing, payroll and related benefits, insurance, gas, lubes, financing fees and interest costs, other soft costs, and investment in any Snowflake Entity-related entities but excluding depreciation) necessary to achieve commercial operation of the SWMP biomass power plant, offset by revenues generated by sales of electricity and forest thinning activities. The project costs set forth in the CoBank project cost budget do not include, however, approximately $8.7 million in certain additional startup and capitalization costs, capital expenditures and other operating costs that have been or are expected to be incurred in connection with the businesses of the Snowflake Entities.
     The foregoing summary of the Overrun Guaranty does not purport to be complete and is qualified in its entirety by reference to the Overrun Guaranty, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference in its entirety.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 1, 2007, the parties completed the Transaction pursuant to the terms of the Contribution and Merger Agreement. In the Transaction, Catalytica and the Snowflake Entities combined their business through the merger of Merger Sub with and into Catalytica, with Catalytica surviving the merger, and the concurrent contribution to Renegy by the owners of the Snowflake Entities of all of the outstanding equity interests of the Snowflake Entities. As a result of the Transaction, Catalytica and the Snowflake Entities now operate under Renegy as wholly-owned subsidiaries.
     Pursuant to the terms of the Contribution and Merger Agreement, each outstanding share of common stock of Catalytica has been converted into the right to receive one-seventh (1/7th) of a share of Renegy common stock. Additionally, each outstanding option to purchase Catalytica common stock has been assumed by Renegy and now represents an option to acquire shares of Renegy common stock, subject to the conversion ratio, on the terms and conditions set forth in the Contribution and Merger Agreement. Each outstanding Catalytica restricted stock unit award has been converted into a right to receive that number of shares of Renegy common stock equal to the number of shares of Catalytica common stock issuable pursuant to such assumed Catalytica restricted stock unit, subject to the conversion ratio.
     Further, pursuant to the terms of the Contribution and Merger Agreement, the Worsley Trust, a trust controlled by R. Worsley and C. Worsley, received 3,774,048 shares of Renegy common stock and warrants to purchase up to 2,473,023 shares of Renegy common stock in connection with the Transaction. The warrants have an exercise price of $16.38 per share, provide for vesting in three tranches conditioned upon Renegy’s achievement of certain renewable energy-related milestones, and expire at specified times no later than six years following the closing of the Transaction. Upon the closing of the Transaction, the Catalytica stockholders will own approximately 41.3% of the outstanding stock of Renegy and Worsley will own approximately 58.7%, which would increase up to approximately 70% if the warrants issued to Worsley are exercised in full.
     A copy of the Company’s press release announcing the completion of the transactions contemplated by the Contribution and Merger Agreement is attached hereto as Exhibit 99.1.
Item 3.02. Unregistered Sales of Equity Securities.
     In connection with the closing of the Transaction, Renegy issued 2,473,023 common stock purchase warrants to the Worsley Trust on October 1, 2007 as part of the consideration for the contribution of the interests of the Snowflake Entities to Renegy. The offer and issuance of the common stock purchase warrants to the Worsley Trust, an accredited investor, is intended to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving a public offering, and in compliance with Regulation D promulgated thereunder. The Company is relying, in part, upon certain representations, warranties and covenants of the Worsley Trust contained in the Contribution and Merger Agreement to claim these exemptions. The Company did not engage in any advertising or general solicitation in connection with this sale.
     The description of the terms of the common stock purchase warrants set forth in Item 1.01 of this report is incorporated herein by reference in its entirety.
Item 5.01. Changes in Control of Registrant.
     As a result of the completion of the Transaction pursuant to the terms of the Contribution and Merger Agreement, on October 1, 2007, the Worsley Trust acquired 3,774,048 shares of common stock of the Company, representing approximately 58.7% of the outstanding shares of common stock of the Company, and warrants to purchase up to 2,473,023 shares of Renegy common stock at a purchase price of $16.38 per share. See the description of the warrants set forth in Item 1.01 of this report, which is incorporated herein by reference in its entirety. In exchange, the Worsley Trust contributed all of its interests in the Snowflake Entities to the Company.
     Prior to the completion of the Transaction, the Company was a wholly-owned subsidiary of Catalytica. After the completion of the Transaction, Catalytica and the Snowflake Entities became wholly-owned subsidiaries of the Company.
     Pursuant to the Contribution and Merger Agreement, after the completion of the Transaction, the Board of Directors of the Company will consist of seven members, which includes R. Worsley and a designee of R. Worsley. Both R. Worsley and his designee will be designated as Class II directors. Class I is currently comprised of Richard A. Abdoo, a former Catalytica director, and one vacancy to be filled by the Special Committee at a later date. Class III is currently comprised of Ricardo B. Levy, William B. Ellis and Susan F. Tierney, all former Catalytica directors.
     Until the expiration of the initial term of the Class I directors of the Company, committees of the Board of Directors (other than the Special Committee) will consist of at least one Class II director, and at least two directors that are Class I and Class III directors; provided, that the total numbers of Class I and Class III directors exceed the number of Class II directors by at least one director.
     For the period commencing on the expiration of the initial term of the Class I directors and ending on the expiration of the initial term of the Class III directors, committees of the Board of

Directors (other than the Special Committee) will consist of at least one Class II director, and at least two Class III directors (or, if any Class I director(s) is reelected at the first annual meeting following the closing of the Transaction, such Class I director(s)); provided, that the total numbers of Class III directors (and applicable reelected Class I directors) will exceed the number of Class II directors by at least one director.
     The Special Committee of the Board of Directors will consist of the Class III directors until the expiration of the initial term of the Class III directors. Thereafter, the Special Committee will consist of independent directors chosen by the independent directors on the Board of Directors.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
     Effective upon the completion of the Transaction, on October 1, 2007, Robert W. Zack, the Company’s President, Chief Executive Officer and Chief Financial Officer, resigned from his positions as the Company’s President and Chief Executive Officer. Mr. Zack will continue to serve as the Company’s Chief Financial Officer.
(c) and (d)
Robert W. Zack
     Effective upon the completion of the Transaction, on October 1, 2007, Mr. Zack, age 44, was appointed an Executive Vice President of the Company, and will continue to serve as the Company’s Chief Financial Officer. Mr. Zack joined the Catalytica board of directors in February 2006. Mr. Zack served as Catalytica’s President and Chief Executive Officer from July 2005 to September 2007. Mr. Zack also continues to serve as Catalytica’s Chief Financial Officer, a position he has held since April 2003. Prior to that, Mr. Zack had served as Catalytica’s Vice President and Controller since February 2002. Before joining Catalytica, Mr. Zack served as Group Vice President of finance for MicroAge, Inc., a company providing technology products and services. From 1995 to 1999, he served as the Chief Financial Officer of NIENEX. Mr. Zack has held various executive and financial management roles at Active Noise and Vibration Technologies, Pinnacle West Capital Corporation and Arthur Andersen L.L.P. He earned his B.S. in accounting and his MBA from Arizona State University. He is also a certified public accountant.
     Acknowledgment Letter Agreement and Employment Agreement
     In connection with the Transaction, Mr. Zack’s existing employment agreement with Catalytica was assumed by Renegy as of the closing of the Transaction pursuant to an acknowledgment letter agreement between Catalytica and Mr. Zack dated May 8, 2007 and the Assumption Agreement. The employment agreement provides for a base salary of $300,000, which may be increased in 2008 and subsequent years by the Board of Directors or the Compensation Committee. In addition, Mr. Zack will be eligible to receive an annual bonus on account of Catalytica’s 2007 fiscal year performance with a target payment equal to 125% of his base salary. In 2008 and subsequent years, the target bonus may be increased by the Board of Directors or the Compensation Committee. The target bonus may be paid in a combination of cash and equity compensation, provided that the cash component will be no less than 50% of the bonus. The agreement also provides that if Mr. Zack is involuntarily terminated other than for cause (as such terms are defined in the agreement) and not in connection with a change of control (as defined in the agreement) of Catalytica, he will receive (i) an aggregate cash amount equal to 200% of his annual compensation (an amount equal to the greater of Mr. Zack’s base salary for the twelve (12) months preceding a change in control plus his target bonus for the same period), or (ii) Mr. Zack’s base salary on an annualized basis and his target bonus as of the termination date) plus a pro rata cash payment of his target bonus and subsidized COBRA premiums for himself and his eligible dependents for up to a maximum of eighteen (18) months. Further, if Mr. Zack is involuntarily terminated other than for cause in connection with a change of control at any time after an announcement of a change of control (which would include the proposed merger), and prior to 24 months following a change of control or the announcement of a change of control, whichever comes later, he will receive a cash payment in an amount equal to 200% of his annual compensation plus a pro rata cash payment of his target bonus, less any “change of control retention payments” (as described below) already paid to him. Mr. Zack will also receive continued employee benefits (100% company-paid) for up to two years from the date of his involuntary termination (for himself and his eligible dependents, if the coverage prior to the involuntary termination included such dependents), and accelerated vesting for all of his unvested stock options or restricted stock (including restricted stock units). In the event of a change of control where Mr. Zack is employed by the acquiring entity in the position of Chief Financial Officer or a greater position, he will receive change of control retention payments as follows: 1/3 of his annual compensation on the date of the change of control, another 1/3 of his annual compensation six months following the change of control and a final 1/3 of his annual compensation one year following the change of control, subject to Mr. Zack’s continued employment by the acquiring entity through such dates. The foregoing severance benefits and change of control retention payments are conditioned upon Mr. Zack’s agreement, for one year following his termination, to comply with certain customary non-competition covenants.
     The acknowledgement letter agreement between Mr. Zack and Catalytica clarifies and confirms the parties’ understanding concerning certain aspects of Mr. Zack’s employment agreement and amends certain tax provisions contained therein. Specifically, the letter agreement provides, in pertinent part, for Mr. Zack’s acknowledgement that his employment agreement will be assumed by Renegy as of the closing of the merger and that the merger constitutes a change of control for purposes of the employment agreement, thus entitling Mr. Zack to certain change of control retention payments as described above. In addition, the letter agreement provides clarification of the treatment of Mr. Zack’s severance benefits intended to comply with final regulations issued under Section 409A of the Code.
     The foregoing summaries of Mr. Zack’s employment agreement with Catalytica and the acknowledgment letter agreement do not purport to be complete and are qualified in their entirety by reference to the Mr. Zack’s employment agreement with Catalytica and the acknowledgement letter agreement, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference in their entirety.
     Noncompetition Agreement
     On May 8, 2007, Mr. Zack also entered into a noncompetition agreement with Renegy, which became effective on October 1, 2007, the closing date of the Transaction. The noncompetition agreement provides that during the term of Mr. Zack’s existing employment agreement (described above), except in accordance with his employment duties to and on behalf of Renegy and with respect to certain permitted activities, Mr. Zack will not participate in, be employed in any capacity by, serve as director, consultant, agent or representative for, or have any interest, directly or indirectly, in any enterprise which is engaged in a business competitive with the business of Renegy or any of its subsidiaries conducted during the term of Mr. Zack’s employment with Renegy, or which is being actively developed during the term of Mr. Zack’s employment with Renegy.

     The foregoing summary of the noncompetition agreement does not purport to be complete and is qualified in its entirety by reference to the noncompetition agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference in its entirety.
Robert M. Worsley
     Effective upon the completion of the Transaction, on October 1, 2007, Robert M. Worsley, age 51, was appointed a Class II director, Chairman, President, and Chief Executive Officer of the Company. Mr. Worsley is the founder of SWMP, Renegy LLC and Renegy Trucking, and has been the Manager and President of these companies since their inception in 2003, 2004 and 2005, respectively. Prior to that, Mr. Worsley was the Chairman of the Board, Chief Executive Officer and President of SkyMall, Inc., which he founded in 1989. Mr. Worsley retired from SkyMall in 2003. From 1985 to 1989, Mr. Worsley was a principal of ExecuShare, Inc., an executive services firm that provided time-shared financial executives for small companies. From 1980 to 1985, Mr. Worsley was an accountant with Price Waterhouse, a public accounting firm, where he most recently held the position of Audit Manager. Mr. Worsley has a bachelor’s degree in accounting from Brigham Young University. Mr. Worsley was a Certified Public Accountant for over twenty years.
     Mr. Worsley is a trustee of the Worsley Trust, which, after the completion of the Transaction, owns approximately 58.7% of the Company, which percentage would increase up to approximately 70% if the warrants issued to the Worsley Trust are exercised in full.
Scott Higginson
     Effective upon the completion of the Transaction, on October 1, 2007, Scott Higginson, age 51, was appointed a Senior Vice President of the Company. Mr. Higginson served as the Executive Vice President of SWMP and Renegy LLC since joining NZ Legacy, the parent company of the Snowflake Entities, in January 2005, and has served as Executive Vice President of Renegy Trucking since its inception in May 2005. From 2001 to 2005, Mr. Higginson was an owner of FourSquare Group, a government and public affairs consulting firm that represented clients on issues related to natural resources, healthcare, agriculture and renewable energy at the federal, state and local levels of government in Arizona and Nevada. From 1995 to 2001, Mr. Higginson was the corporate Vice President of Government and Public Affairs at Del Webb Corporation. From 1989 to 1995, Mr. Higginson served two terms on the Las Vegas City Council and was the owner of a public relations and advertising consulting business focusing on business communications and political campaign management. Mr. Higginson has a bachelors’ degree in political science and journalism from Brigham Young University.
Employment Agreements with Messrs. Worsley and Higginson
     The Company entered into employment agreements dated May 8, 2007 with Mr. Worsley and Mr. Higginson. Pursuant to Mr. Worsley’s employment agreement, Mr. Worsley is employed as the Company’s Chief Executive Officer effective upon the completion of the Transaction. Pursuant to Mr. Higginson’s employment agreement, Mr. Higginson is employed as the Company’s Senior Vice President effective upon the completion of the Transaction.
     Mr. Worsley’s employment agreement includes, among other terms and conditions, a yearly salary of $300,000, the possible grant of options and performance based cash bonuses, as well as such employee benefits as are provided to other executive officers of Renegy. Mr. Worsley’s initial term of employment will be three years, and will continue for successive one year terms unless earlier terminated pursuant to the employment agreement termination provisions or either Renegy or

Mr. Worsley provides written notice of termination of employment not less than 120 days prior to the end of the initial term or any additional term. Mr. Higginson’s employment agreement will include, among other terms and conditions, the same terms as Mr. Worsley’s employment agreement described immediately above, except that Mr. Higginson will receive a yearly salary of $200,000 and will also receive 7,143 shares of common stock of Renegy and 7,143 stock options of Renegy in connection with his execution of his employment agreement.
     Renegy will be able to terminate the employment agreements with Messrs. Worsley and Higginson for “cause,” and Messrs. Worsley and Higginson will be able to terminate their respective agreements for “good reason.”
     Under the agreements, “cause” with respect to an individual includes:
•	the individual’s willful, repeated or negligent failure to perform his duties under his agreement and to comply with any reasonable or proper direction given by or on behalf of Renegy’s board of directors and the continuation of such failure following 20 days written notice to such effect;

•	the individual being guilty of serious misconduct on Renegy’s premises or elsewhere, whether during the performance of his duties or not, which is reasonably likely to cause material damage to the reputation of Renegy or render it materially more difficult for the individual to satisfactorily continue to perform his duties and the continuation or a second instance of such serious misconduct following 20 days written notice to such effect;

•	the individual being found guilty in a criminal court of any offense of a nature which is reasonably likely to materially adversely affect the reputation of Renegy or to materially prejudice its interests if the individual were to continue to be employed;

•	the individual’s commission of any act of fraud or theft involving Renegy or its business, or any intentional tort against Renegy; or

•	the individual’s violation of any of the material terms, covenants, representations or warranties contained in his employment agreement and failure to correct such violation within 20 days after written notice by Renegy.

     The employment agreements define “good reason” as:
•	Renegy’s failure to elect or reelect, or to appoint or reappoint, Mr. Worsley and Mr. Higginson, as applicable, to the offices of President and Chief Executive Officer and Senior Vice President, respectively;

•	material changes in the individual’s function, duties or responsibilities of a scope less than that associated with the positions;

•	the individual’s base salary is reduced;

•	the relocation of the individual’s principal place of employment to a place that is not within either the city limits of Tempe, Arizona, or within a radius of twenty-five (25) miles of his primary residence;

•	the failure by Renegy to obtain the assumption of the individual’s employment agreement by any successor or assign of Renegy;

•	a material breach of the employment agreement by Renegy, which breach is not cured within five days after written notice of the breach is delivered to Renegy; or

•	the occurrence of a change of control (as defined in the agreements).
     In the event that Mr. Worsley or Mr. Higginson is terminated without cause, as defined above, or such individual terminates his employment for good reason, as defined above, Mr. Worsley or Mr. Higginson, as the case may be, will be entitled to receive as a severance payment:
•	an amount equal to two years of his yearly salary in effect on the termination date;

•	a pro-rated portion of the amount of incentive compensation he would earn for the fiscal year in which the termination occurs if the results of operations of Renegy for the period from the beginning of such fiscal year to the termination date were annualized; and

•	with respect to Mr. Worsley, full vesting of all outstanding stock options held by him.
     If Mr. Worsley or Mr. Higginson is terminated during a pending change of control or within 24 months after a change of control, or such individual terminates his employment for good reason within 24 months after a change of control, such individual will be entitled to receive as a change-in-control payment:
•	an amount equal to two years of his yearly salary in effect on the termination date;

•	the maximum amount of incentive compensation which he could earn for the fiscal year in which the termination date occurs; and

•	full vesting of outstanding stock options held by such individual.

     The severance payment and the change-of-control payment described above are conditioned upon Mr. Worsley or Mr. Higginson, as applicable, executing a standard release in a form reasonably acceptable to Renegy and complying with certain non-competition and non-solicitation provisions for a period of 12 months following termination.

     The employment agreements also provide that, during the term of their respective agreements, Messrs. Worsley and Higginson will be restricted from engaging in activities that are competitive with the business of Renegy, except with respect to certain permitted activities set forth in the employment agreements and, with respect to Mr. Worsley, certain activities permitted under the Contribution and Merger Agreement.

     Renegy is required to indemnify Mr. Worsley or Mr. Higginson to the fullest extent permitted by law, from any liability asserted against or incurred by either in connection with their service as an officer or director of Renegy, as the case may be.
     The foregoing summary of the employment agreements with Mr. Worsley and Mr. Higginson does not purport to be complete and is qualified in its entirety by reference to the employment agreements with Mr. Worsley and Mr. Higginson, copies of which are attached hereto as Exhibits 10.6 and 10.7, respectively, and are incorporated herein by reference in their entirety.

     Related Party Transactions
     In 2006, Mr. Worsley or his affiliates contributed equity in the form of cash to each of SWMP, Renegy LLC and Renegy Trucking in the amount of $4,939,000, $4,779,000 and $1,342,000, respectively. In addition, as of September 8, 2006, in connection with obtaining credit with CoBank, ACB, Mr. Worsley assumed responsibility for satisfying the obligations of the Snowflake Entities under an existing credit agreement with Comerica Bank. As a result, $1,637,500 of liabilities under the credit agreement was converted into equity of SWMP.

     The business operations of the Snowflake Entities have been conducted at certain office facilities located in Mesa, Arizona that are owned by their affiliate New Mexico and Arizona Land Company, LLC and at the home office of Mr. Worsley and his spouse. No cost has been charged to the Snowflake Entities for the use of such facilities.

     NZ Milky Ranch, LLC, which is beneficially owned and controlled by Mr. Worsley, allows the Snowflake Entities to use, free of charge, a barn near Holbrook, Arizona for the storage of certain power plant equipment.

     NZ Legacy Ranch, LLC, which is beneficially owned and controlled by Mr. Worsley, allows the Snowflake Entities to use, free of charge, a lodge near Heber, Arizona for lodging and entertainment purposes.

     The Snowflake Entities have utilized free of charge the services of employees of NZ Legacy Ranch, LLC for cleaning of the Snowflake Entities’ facilities.

     Mr. Worsley received no compensation from the Snowflake Entities for his services as their manager, except that in fiscal 2007, affiliates of the Snowflake Entities contributed $5,600 to a health savings account for the benefit of Mr. Worsley.

     Certain expenses of the Snowflake Entities were paid by affiliates and were treated as capital contributions. These expenses include payroll expenses for certain employees of the Snowflake Entities, legal fees and travel, meals and entertainment expenses paid by NZ Legacy Ranch, LLC, and interest charges paid by NZ Trust, LLC.

     Shortly after the closing of the Transaction, NZ Legacy, LLC, which is beneficially owned and controlled by Mr. Worsley, is expected to assign to SWMP an agreement with Arizona State University (“ASU”) under which ASU agreed to perform research from April 2006 to April 2009 regarding conversion of certain types of waste solids into flammable gases for electricity generation. Approximately $266,161 is payable by NZ Legacy to ASU under the contract, of which approximately $117,217 has been paid as of June 30, 2007. Additionally, shortly after the closing of the Transaction, NZ Legacy, LLC is expected to assign to SWMP various non-disclosure agreements, non-binding term sheets and memoranda of understanding with third parties unrelated to the Snowflake Entities regarding potential future renewable energy projects.
(e)
     On September 27, 2007, the Company adopted a 2007 Equity Incentive Plan (the “Plan”), which provides for the grant of incentive stock options to its employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to its employees, directors and consultants, and its parent and subsidiary corporations’ employees and consultants.

     The maximum aggregate number of shares of common stock that may be issued under the Plan is 1,000,000 shares. Additionally, the number of shares available for issuance under the Plan will be increased on the first day of each fiscal year of the Company beginning in 2009 in an amount equal to the least of 500,000 Shares, 4% of the outstanding shares on the last day of the immediately preceding fiscal year, or such number of shares determined by the Board of Directors; provided, however, that the maximum aggregate number of shares that may be issued under the Plan as incentive stock options shall remain 1,000,000 shares. The shares may be authorized, but unissued, or reacquired common stock.
     The Plan provides that the Company’s Board of Directors or a committee of the Board of Directors will administer the Plan. The administrator of the Plan will have the power to determine the terms of the awards under the Plan, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator will also have the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced, or outstanding awards may be surrendered in exchange for awards with a higher or lower exercise price.
     The exercise price of options granted under the Plan will be equal to at least the fair market value of the Company’s common stock on the date of grant. In addition, the term of an incentive stock option will not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of the Company’s outstanding stock as of the grant date, the term will not exceed five years and the exercise price will equal at least 110% of the fair market value on the grant date. The administrator will determine the term of all other options.
     The Plan will automatically terminate 10 years after its adoption by the Company’s Board of Directors, unless the Company terminates it sooner. In addition, the Company’s Board of Directors will have the authority to amend, suspend or terminate the Plan provided such action does not impair the rights of any participant.
     The Plan will be submitted to the Company’s stockholders for approval within one year of its adoption by the Company’s Board of Directors.
     The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
     The financial information required to be filed by Item 9.01 of Form 8-K in connection with the Transaction described in Item 2.01 above will be filed by amendment not later than 71 calendar days after the date that the initial report on Form 8-K was required to be filed, in accordance with Item 9.01 of Form 8-K.
(d) Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated October 1, 2007

4.2	Warrant issued to the Worsley Trust, dated October 1, 2007

10.1	Assumption Agreement, dated October 1, 2007

10.2	Overrun Guaranty, dated October 1, 2007

Exhibit No.	Description
10.3	Amended and Restated Employment Agreement by and between Robert W. Zack and Catalytica Energy Systems, Inc., dated March 23, 2007

10.4	Acknowledgment Letter Agreement by and between Robert W. Zack and Catalytica Energy Systems, Inc., dated May 8, 2007

10.5(1)	Noncompetition Agreement with Robert W. Zack, dated May 8, 2007

10.6(2)	Employment Agreement with Robert M. Worsley, dated May 8, 2007

10.7(3)	Employment Agreement with Scott Higginson, dated May 8, 2007

10.8(4)	Renegy Holdings, Inc. 2007 Equity Incentive Plan

99.1	Press Release, dated October 1, 2007, issued by Renegy Holdings, Inc.

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form S-4, filed on June 28, 2007.

(2)	Incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form S-4, filed on June 28, 2007.

(3)	Incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form S-4, filed on June 28, 2007.

(4)	Incorporated by reference to Exhibit 99.1 to the Company’s registration statement on Form S-8, filed on October 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEGY HOLDINGS, INC.
By:	/s/ Robert M. Worsley
Robert M. Worsley
Chief Executive Officer

Date: October 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement, dated October 1, 2007

4.2	Warrant issued to the Worsley Trust, dated October 1, 2007

10.1	Assumption Agreement, dated October 1, 2007

10.2	Overrun Guaranty, dated October 1, 2007

10.3	Amended and Restated Employment Agreement by and between Robert W. Zack and Catalytica Energy Systems, Inc., dated March 23, 2007

10.4	Acknowledgment Letter Agreement by and between Robert W. Zack and Catalytica Energy Systems, Inc., dated May 8, 2007

10.5(1)	Noncompetition Agreement with Robert W. Zack, dated May 8, 2007

10.6(2)	Employment Agreement with Robert M. Worsley, dated May 8, 2007

10.7(3)	Employment Agreement with Scott Higginson, dated May 8, 2007

10.8(4)	Renegy Holdings, Inc. 2007 Equity Incentive Plan

99.1	Press Release, dated October 1, 2007, issued by Renegy Holdings, Inc.

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form S-4, filed on June 28, 2007.

(2)	Incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form S-4, filed on June 28, 2007.

(3)	Incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form S-4, filed on June 28, 2007.

(4)	Incorporated by reference to Exhibit 99.1 to the Company’s registration statement on Form S-8, filed on October 1, 2007.